Exhibit 11.       Computation of Earnings Per Share

                                        Three Months Ended                    Six Months Ended
                                          June 30, 1999                        June 30, 1999
                                 ----------------------------------------------------------------------
                                              Weighted     Per                     Weighted     Per
                                               Average    Share                     Average    Share
                                   Income       Shares    Amount        Income       Shares    Amount
                                 ----------------------------------------------------------------------
Basic Earnings Per Share
     Income available to
     common stockholders              $1,601       2,768    $0.58          $3,128       2,766    $1.13

Effect of Dilutive Securities
   Stock options                                      10                                    9
   Phantom stock units                                 7                                    7
                                             ------------                         ------------

Diluted Earnings Per Share
    Income available to
    common stockholders
    and assumed  conversions          $1,601       2,785    $0.57          $3,128       2,782    $1.12
                                 ======================================================================

                                        Three Months Ended                    Six Months Ended
                                          June 30, 1998                        June 30, 1998
                                 ----------------------------------------------------------------------
                                              Weighted     Per                     Weighted     Per
                                               Average    Share                     Average    Share
                                   Income       Shares    Amount        Income       Shares    Amount
                                 ----------------------------------------------------------------------
Basic Earnings Per Share
     Income available to
     common stockholders              $1,354       2,885    $0.47          $2,794       2,883    $0.97

Effect of Dilutive Securities
   Stock options                                       7                                    5
   Phantom stock units                                 8                                    8
                                             ------------                         ------------

Diluted Earnings Per Share
    Income available to
    common stockholders
    and assumed  conversions          $1,354       2,900    $0.47          $2,794       2,896    $0.97
                                 ======================================================================

                                      (20)